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                                                                   EXHIBIT 99.12

                                    GUARANTY

                  For value received, the sufficiency of which is hereby acknowledged, WEDGE Group Incorporated, a Delaware corporation ("Guarantor"), does hereby guaranty, unconditionally (except as expressly set forth below) and absolutely, the full and timely payment and performance of all of the obligations of Farinvest, Ltd. ("WEDGE") to Pitts-Des Moines, Inc. ("PDM") under
Article I of the Standby Funding Agreement among Chicago Bridge & Iron Company, N.V. ("CB&I"), PDM and Farinvest dated as of the date hereof (the "Agreement") and waives any and all defenses in connection therewith (other than failure by PDM to perform its obligations thereunder). PDM may only call upon this Guaranty by delivery of a notice to Guarantor at the address and in the manner set forth below stating that WEDGE has not performed its obligations under the terms of
Article I of the Agreement and that three or more days have elapsed since performance was due. Within one (i) business day following the delivery of such notice, Guarantor shall pay to PDM the Funded Amount by wire transfer of immediately available funds to such account as PDM shall specify in such notice.

                  Guarantor consents and agrees that: WEDGE may be granted indulgences or forbearances generally, including, but not limited to, extensions of time for payment or may be released; that any of the provisions of the Agreement may be modified or waived; that any party liable for payment on the Agreement (including, but not limited to WEDGE or Guarantor) may be granted indulgences, forbearances or may be released; that neither the insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, dissolution nor liquidation of WEDGE or Guarantor shall affect the obligations hereunder of Guarantor; that no claim need be asserted against the trustee in bankruptcy or receiver of WEDGE; and that the obligations of Guarantor hereunder shall remain in full force and effect and shall not be released, discharged or in any way modified or otherwise affected, notwithstanding any indulgence, forbearance, change, compromise, surrender, extension, renewal, acceleration, modification, waiver, release or other action, all of which may be effected without notice to or further assent by Guarantor, and without in any way waiving or otherwise affecting any obligations of Guarantor hereunder or any rights that PDM may have hereunder or by virtue of any law.

                  Except as expressly set forth above, Guarantor waives notice of acceptance of this Guaranty, presentment, demand, notice of dishonor, protest, notice of protest, nonpayment or default to WEDGE or Guarantor, and all other notices to which WEDGE or Guarantor may otherwise be entitled, and all suretyship and any and all other defenses to which Guarantor may otherwise be entitled including, without limitation, the legality, binding effect or enforceability of the Agreement in whole or in part. Guarantor further waives all exemptions to which Guarantor may now or hereafter be entitled under any law.

                  This is a guaranty of payment and performance and not of collection. Except as expressly set forth above, the liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against WEDGE or any other person or entity. Guarantor waives any claim to require that an action be brought against WEDGE or any other person or entity prior to action against Guarantor hereunder. If the



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obligations under the Agreement are partially paid or performed through the election of PDM to pursue any of the remedies mentioned therein or if any obligation is otherwise partially paid or performed, Guarantor shall remain unconditionally (except as expressly set forth above) and absolutely liable for the entire unpaid or unperformed amount of any such obligations.

                  The obligations of Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or in any way modified or otherwise affected by, any circumstance or condition (whether or not Guarantor shall have any knowledge or notice thereof), including, but not limited to, any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, dissolution, liquidation or similar proceeding with respect to WEDGE or WEDGE's properties or WEDGE's creditors, or any action taken by any trustee or receiver or by any court in any such proceeding. Guarantor agrees to pay PDM's reasonable attorney fees incurred in enforcing its rights under this Guaranty.

                  In the event that any one or more provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY PENNSYLVANIA STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN PITTSBURGH, PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, AND GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES THAT ANY CLAIM IN RESPECT OF ANY ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT (OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT), (ii) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH PENNSYLVANIA STATE OR FEDERAL COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH PENNSYLVANIA STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS AND NOTICE ADDRESSED TO GUARANTOR AT 1415 LOUISIANA, SUITE 3000, HOUSTON, TEXAS, 77002, ATTN: GENERAL COUNSEL (FAX:
(713) 524-3586)



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AND SENT IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.03 OF THE AGREEMENT.

                  This is a continuing Guaranty until all covenants and obligations of WEDGE to PDM under Article I of the Agreement have been extinguished. The provisions of this Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of PDM and its respective successors and assigns.

                  Guarantor hereby represents and warrants to PDM that it is a corporation duly incorporated and validly existing under the laws of Delaware; that it has full corporate power and authority to enter into this Guaranty and to perform its obligations hereunder; the execution and delivery of this Guaranty and the performance of Guarantor's obligations hereunder have been duly authorized by all necessary action on the part of Guarantor; this Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditor's rights generally; and neither the execution nor the delivery of the Guaranty, nor the performance by Guarantor of the terms hereof will (a) violate any provision of any law of any state or of the United States or any rule or regulation thereunder, or of any order, writ, injunction or decree applicable to Guarantor, or (b) conflict with, or result in a breach or default or the creation of any lien under, any note, indenture, mortgage, credit agreement, license or other material agreement to which Guarantor is a party, or by which it is bound, or (iii) violate or breach Guarantor's charter documents or bylaws.

                  Guarantor hereby relinquishes and waives any and all rights of subrogation or otherwise to the position of WEDGE with respect to the Deed of Pledge (as defined in the Agreement) and hereby acknowledges and proclaims that its rights of reimbursement and repayment from CB&I are, and shall remain, unsecured, and further agrees to use its best efforts to cause WEDGE to release the Deed of Pledge and its security interest thereunder in the event that this Guaranty is called.

                  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

                  IN WITNESS WHEREOF, Guarantor has executed this Guaranty this 7th day of February, 2001.

                                        WEDGE GROUP INCORPORATED


                                        By: /s/ JAMES M. TIDWELL
                                           -------------------------------------
                                        Its: Vice President
                                            ------------------------------------




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